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                                                                    EXHIBIT 99.1

Wednesday April 25, 8:36 am Eastern Time

Press Release

SOURCE: Hyseq, Inc.

       Hyseq Appoints Two Top Executives: Senior Vice President and Chief
          Financial Officer, Peter S. Garcia and Senior Vice President
                    of Human Resources, Linda A. Fitzpatrick.

Sunnyvale, CA, April 25, 2001 /PRNewswire/ -- Hyseq, Inc. (Nasdaq: HYSQ) Hyseq Inc. today announced that Peter S. Garcia will join Hyseq as Senior Vice President and Chief Financial Officer, and Linda A. Fitzpatrick joins as Senior Vice President of Human Resources. "Linda and Pete are both world-class, and I am thrilled that they will add significantly to the quality of our management team at Hyseq. This is an important period for Hyseq as we are adding key players to the team and gather momentum heading into the next phase of the company's growth. Pete and Linda bring impressive backgrounds to their respective areas and we expect them to be an integral part of the company's new culture and business plan," said Ted W. Love, M.D, Hyseq's President and CEO.

"I am thrilled to be joining the Hyseq team led by George Rathmann and Ted Love, and I think its going to be a very exciting story at Hyseq as we move toward becoming a leading biopharmaceutical and life science company," said Mr. Garcia. Mr. Garcia brings five years of experience as a Chief Financial Officer in emerging life science companies, including Novacept, Inc., IntraBiotics Pharmaceuticals, Inc., and Dendreon Corporation. Prior to this experience, Mr. Garcia worked at Amgen Inc. for six years in a variety of financial executive positions including Assistant Corporate Controller. Mr. Garcia graduated with honors with a Bachelor of Arts degree in Economics and Sociology from Stanford University, and earned his Master of Business Administration from the University of California at Los Angeles. Mr. Garcia currently serves on the Board of Directors of Morphogen Pharmaceuticals, Inc. of San Diego, California.

"I'm excited by the challenges and growth that Hyseq faces, and feel I can contribute to help turn Hyseq into a highly successful company," said Ms. Fitzpatrick. Ms. Fitzpatrick comes to Hyseq from Advanced Medicine, Inc. of South San Francisco, California, where she served as Senior Advisor. Ms. Fitzpatrick brings seven years experience in senior roles in the Human Resources, Corporate Communications and Operations departments at Gilead Sciences, Inc. of Foster City, California. Prior to her tenure at Gilead Sciences, Ms. Fitzpatrick served eight years at Genentech in South San Francisco, California where her positions included Director, Investor Relations and Director, Compensation, Benefits and Systems. Ms. Fitzpatrick graduated with honors with a Bachelor of Science degree in Sociology and Psychology from San Francisco State University.

Hyseq is researching and developing biopharmaceutical products from its collection of novel genes discovered using its proprietary high-throughput technology. Hyseq has collaborations for


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discovering gene-based products and for commercializing its biochip. Information about Hyseq is available at www.hyseq.com or by phoning (408) 524-8100.

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Act of 1995. Forward looking statements may be identified by words such as "believe," "expect," "anticipate," "should," "may," "estimated" and "potential," among others. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. For a discussion of factors that may cause results to differ, see the Company's reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2000. Hyseq disclaims any intent or obligation to update these forward-looking statements.